Exhibit 10.9

2019

CELLEBRITE MOBILE SYNCHRONIZATION LTD.

2019 SHARE OPTION PLAN

ESOP 2019

i

ESOP 2019

Cellebrite Mobile Synchronization LTD.

2019 SHARE OPTION PLAN

This plan, as amended from time to time, shall be known as the Cellebrite Mobile Synchronization 2019 Share Option Plan (the “Plan”).

1.	Purpose

The Plan is intended to increase shareholder value and to advance the interests of the Company by furnishing economic incentives designed to provide an incentive to attract, motivate, and retain, in the employ of the Company, persons of training, experience, and ability, to attract employees, directors, office holders, consultants, service providers and any other entity which the Board or the Committee shall decide their services are considered valuable to the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the Plan.

2.	Definitions

For purposes of interpreting the Plan and related documents (including the Option Agreement and its appendices), the following definitions shall apply:

(a)	“Applicable Laws” - means the requirements relating to the administration of employee stock share option plans under the laws of the State of Israel and any stock exchange or quotation system on which the shares shall be listed or quoted.

(b)	“Approved 102 Option” - means an Option issued pursuant to Section 102(b) of the Tax Ordinance and held in trust by the Trustee for the benefit of the Optionee.

(c)	“Board” - means the Board of Directors of the Company.

(d)	“Cause”- unless defined otherwise in the Optionees’ Employment terms (which in such event, such definition will apply), means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any failure (as a result of gross negligence or willful misconduct) to carry out, as an employee of the Company or its Subsidiaries, a reasonable directive of the chief executive officer of the Company, as applicable, the Board or the Optionee’s direct supervisor, which involves the business of the Company or its Subsidiaries and which was capable of being lawfully performed by Optionee; (iii) embezzlement or theft of funds of the Company or its Subsidiaries; (iv) any breach of the Optionee’s fiduciary duties or duties of care towards the Company or of its Subsidiaries; including, without limitation, self-dealing, prohibited disclosure of confidential information of, or relating to, the Company or its Subsidiaries, or engagement in any business competitive to the business of the Company; (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company; and (vi) any other event defined as “Cause” under the Optionees’ employment or engagement agreement with the Company.

(e)	“Chairman” - means the chairman of the Board.

(f)	“Committee” shall mean a committee established or appointed by the Board to administer this Plan, subject to Section 3.

(g)	“Company” - shall mean Cellebrite Mobile Synchronization Ltd. P.C. 51-276657-7, an Israeli corporation, and any successor thereto.

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(h)	“Controlling Shareholder” - shall have the meaning ascribed to it in Section 32(9) of the Tax Ordinance.

(i)	“Date of Grant”- shall have the meaning set forth in section 20 below.

(j)	“Director” - means a member of the Board.

(k)	“Disability” - unless defined otherwise in the Optionees’ Employment terms (which in such event, such definition will apply), means an Optionee’s inability to perform his or her duties with the Company, for a consecutive period of at least 120 days or for an aggregate period of 180 days in any 360 days, by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Optionee and acceptable to the Company.

(l)	“Effective Date” - shall mean the date on which the Plan is approved by the Board.

(m)	“Employee” – shall mean a person who is employed by the Company, including an individual who is serving as a director or an office holder, but excluding a Controlling Shareholder.

(n)	“Employment” - shall mean, for purposes of section 10, continuous and regular salaried employment with the Company, which shall include (unless the Board shall otherwise determine) any period of paid vacation, paid maternity leave in accordance with the law and any approved leave of absence which the Board has approved will not cease vesting.

(o)	“Exercise Price” – shall mean the price for each Share subject to an Option.

(p)	“Expiration Date” – Shall mean the date that the options can no longer be exercisable as set forth in Section 6.

(q)	“Fair Market Value” - means, as of any date, the value of a Share determined as follows:

(i)	If the Shares are listed on any established stock exchange or a national market system, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination;

(ii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

(r)	“IPO” - means the Initial Public Offering of the Company’s shares pursuant to a registration statement filed with and declared effective under the Israeli Securities Law, 1968, under the U.S. Securities Act of 1933, as amended, or under any similar law of any other jurisdiction.

(s)	“Option” - shall mean the right to purchase the number of Shares specified by the Board or the Committee, at a price and for the term fixed by the Board or the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Board or the Committee shall impose.

(t)	“Option Agreement” - means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option issuance. The Option Agreement shall state, inter alia, the number of Shares covered thereby, the dates when it may be exercised (subject to section 8), the Exercise Price per Share subject to the Option and such other terms as the Board or the Committee in its discretion may prescribe. The Option Agreement is subject to the terms and conditions of the Plan, unless otherwise specifically provided in such Option Agreement (provided that any deviation from the terms of this Plan shall be, in case of 102 Options, in accordance with Section 102 of the Tax Ordinance).

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(u)	“Optionee” - means any person who receives or holds an Option under the Plan.

(v)	“Share” - shall mean the ordinary shares, nominal value NIS 0.00001 per share, of the Company, as may be adjusted pursuant to section 11 of the Plan.

(w)	“Successor Company” - means any entity into and with which the Company is merged pursuant to a Transaction in which the Company is not the surviving entity.

(x)	“Tax Ordinance” - means the Israeli Income Tax Ordinance [New Version]-1961 and the regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

(y)	“Transaction” – means (i) a sale of all or substantially all of the assets of the Company, or a sale (including an exchange) of all or substantially all of the shares of the Company, to any person, or a purchase by a shareholder of the Company or by an Affiliate of such shareholder, of all the shares of the Company held by all or substantially all other shareholders or by other shareholders who are not Affiliated with such acquiring party; (ii) a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation; (iii) a scheme of arrangement for the purpose of effecting such sale, merger, consolidation, amalgamation or other transaction; (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or (v) such other transaction or set of circumstances that is determined by the Board, in its discretion, to be a transaction subject to the provisions of this definition excluding any of the above transactions in clauses (i) through (v) if the Board determines that such transaction should be excluded from the definition hereof and the applicability of this definition.

(z)	“Trustee” - means any person or entity appointed by the Company to serve as a trustee and approved according to applicable law.

(aa)	“Vesting Dates” - means, with respect to any Option, the date as of which the Optionee shall be entitled to exercise such Option, as set forth in section 8 of the Plan.

(bb)	“Unapproved 102 Option” - means an Option issued pursuant to Section 102(c) of the Tax Ordinance and not held in trust by a Trustee.

(cc)	“102 Option” means an Option that the Board intends it to be a “102 Option” which shall only be issued to Employees who are not Controlling Shareholders, and shall be subject to and construed consistently with the requirements of Section 102 of the Tax Ordinance and as described hereunder. The Company shall have no liability to any other party, if an Option (or any part thereof), which is intended to be a 102 Option, is not a 102 Option.

Approved 102 Options may either be classified as Capital Gain Options (“CGO”) or Ordinary Income Options (“OIO”).

Approved 102 Options elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Tax Ordinance shall be referred to herein as CGO.

Approved 102 Options elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Tax Ordinance shall be referred to herein as OIO.

Unless otherwise agreed by the Board or the Committee, the Company’s election of the type of Approved 102 Options as CGO issued to Employees (the “Election”) shall be appropriately filed with the Israeli Tax Authorities before the Date of Grant of any Approved 102 Option.

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(dd)	“3(i) Options” - means Options that do not contain such terms as will qualify under Section 102 of the Tax Ordinance. Such options are available for issuance to any person which the Board or the Committee determined to be eligible for such options.

3.	Administration of the Plan

(a)	The Plan shall be administered by the Board or the Committee. The Board or the Committee shall have the authority in its sole discretion, subject to the Applicable Law, to administer the Plan and to exercise all the powers and authorities specifically granted to it under the Plan as necessary and advisable in the administration of the Plan.

(b)	The Board or the Committee shall have the full power and authority to: (i) designate Optionees; (ii) determine, on the Date of Grant, the terms and provisions of the respective Option Agreements (which need not be identical), including, but not limited to, the number of Options to be issued to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and extent to which the Options may be exercised, and the nature and duration of restrictions as to the transferability, or restrictions constituting substantial risk of forfeiture upon occurrence of certain events; (iii) if applicable, determine the Fair Market Value of the Shares covered by each Option; (iv) designate the type of Options (subject to any Applicable Laws); and (v) cancel or suspend Options, as necessary.

(c)	Subject to the provisions of the Plan, the Applicable Laws and subject to the approval of any relevant authorities, the Board or the Committee shall have the authority, in its discretion:

(i)	to construe and interpret the terms of the Plan and any Option Agreements pursuant to the Plan;

(ii)	to designate the service providers to whom Options may from time to time be issued hereunder;

(iii)	to determine the number of Shares to be covered by each such Option issued hereunder;

(iv)	to prescribe forms of Option Agreement for use under the Plan;

(v)	to determine performance conditions for the vesting of Options;

(vi)	to determine the terms of any Option and/or Option Agreement issued hereunder;

(vii)	to determine the Exercise Price of any Option issued hereunder;

(viii)	to amend, modify, waive or supplement the terms of any outstanding Option (with the consent of the applicable Optionee, if such amendments refers to the increase of the Exercise Price of Options or reduction of the number of shares underlying an Option (but, in each case, other than as a result of an adjustment or exercise of rights in accordance with Section 11(c))) unless otherwise provided under the terms of the Plan, and

(ix)	to take all other actions and make all other determinations necessary for the administration of the Plan.

(d)	No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option issued hereunder.

(e)	Any member of the Board or the Committee shall be eligible to receive Options under the Plan while serving on the Board or the Committee.

(f)	All decisions, determinations and interpretations of the Board or the Committee shall be final and binding on all Optionees.

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4.	Designation of Optionees

(a)	Options issued under this Plan shall contain such terms as will qualify the Options as 102 Options, 3(i) Options or Unapproved 102 Options.

(b)	Each Option issued pursuant to the Plan, shall be evidenced by an Option Agreement, in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option issued thereunder (whether CGO, OIO, Unapproved 102 Option or a 3(i) Option), the Vesting Dates, the Exercise Price per share, the expiration date and such other terms and conditions as the Board or the Committee in its discretion may prescribe, provided that they are consistent with this Plan. The Option Agreement shall be delivered to the Optionee and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

(c)	The persons eligible for participation in the Plan as Optionees shall include any Employees of the Company and any other person which the Board or the Committee determines to be eligible for the issuance of options; provided, however, that Options qualified under Section 102 of the Tax Ordinance shall be issued only to Employees of the Company.

(d)	Neither this Plan nor any Option Agreement nor any offer of Options to an Optionee shall impose any obligation on the Company to continue to employ or to engage the services of any Optionee, and nothing in the Plan, in any Option Agreement or in any Option issued pursuant thereto shall give any Optionee any right to continue its employment or service of the Company or restrict the right of the Company to terminate such employment or services at any time. Further, the Company expressly reserves the right at any time to dismiss an Optionee free from any liability, or any claim under the Plan, except as provided herein or in the Option Agreement.

(e)	The issuance of an Option to an Optionee hereunder, shall neither entitle such Optionee to participate, nor disqualify him from participating, in any other issuance of Options pursuant to this Plan or any other incentive plan of the Company.

(f)	Anything in the Plan to the contrary notwithstanding, all issuances of Options to directors and other office holders of the Company shall be authorized and implemented in accordance with the provisions of Chapter 5 of Section 6 of the Israeli Companies Law – 1999, or any successor act or regulation, as in effect from time to time.

5.	Shares Subject to the Plan

(a)	Maximum Number of Shares The Company has reserved a total of 21,637,955 Shares for the purposes of the Plan and for the purposes of any other equity incentive plans which may in the future be adopted by the Company, subject to adjustment as set forth in section 11 below. Any Shares which remain unissued and which are not subject to the outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve sufficient number of Shares to meet the requirements of the Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option shall become available for issuance or sale under the Plan or under the Company’s other equity incentive plans, provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

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(b)	Shares Available for Issuance. Any Shares (a) underlying an Option granted hereunder or an option granted under the Cellebrite Mobile Synchronization Ltd. 2008 Share Option Plan (and any subplans) (the “Prior Plans”) (in an amount not to exceed 16,921,120 Shares under the Prior Plan(s)) that has expired, or was cancelled, terminated, forfeited or settled in cash in lieu of issuance of Shares, for any reason, without having been exercised; (b) if permitted by the Company, tendered to pay the Exercise Price of an Option (or the exercise price or other purchase price of any option or other award under the Prior Plan(s)), or withholding tax obligations with respect to an Option (or any options under the Prior Plan(s)); or (c) if permitted by the Company, subject to an Optoin (or any award under the Prior Plan(s)) that are not delivered to a Optionee because such Shares are withheld to pay the Exercise Price of such Option (or of any option under the Prior Plan(s)), or withholding tax obligations with respect to such Option (or such other option); shall automatically, and without any further action on the part of the Company or any Optionee, again be available for grant of Options and Shares issued upon exercise of (if applicable) vesting thereof for the purposes of this Plan (unless this Plan shall have been terminated) or unless the Board determines otherwise. Such Shares may, in whole or in part, be authorized but unissued Shares.

(c)	Prior Plans. From and after the Effective Date, no further grants or awards shall be made under the Prior Plan(s); however, Options granted under the Prior Plan(s) before the Effective Date shall continue in effect in accordance with their terms.

6.	Term of Option

Without derogating from the rights and powers of the Board or the Committee, if not previously exercised, each Option shall expire upon the tenth (10th) anniversary of the Date of Grant thereof or, upon the earlier termination of the Optionee’s Employment (or, if applicable, on the day following the last day on which such Option is exercisable under section 10 below), provided that the Board or the Committee may establish a shorter term for an Option at the time of the issuance of such Option.

7.	Option Exercise Price and Consideration

(a)	Each Option Agreement will contain the Exercise Price determined for each Option covered thereby (but in any event, not less than the nominal value of the Share issuable upon exercise thereof).

(b)	The consideration to be paid for the Shares to be issued upon exercise of an Option, including the currency and the method of payment, shall be determined by the Board or the Committee and may consist entirely of (1) cash, (2) check (3) any combination of the foregoing methods of payment, or (4) as provided under Section 9(j) hereto.

(c)	The proceeds received by the Company from the issuance of Shares subject to the Options, to the extent received, will be added to the general funds of the Company and used for its corporate purposes.

8.	Vesting of the Options

(a)	Subject to the provisions of the Plan, each Option shall vest and become exercisable commencing on the Vesting Date thereof, as determined by the Board or the Committee, for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the Expiration Date. Unless otherwise determined by the Board or the Committee with respect to any, some or all Options, each Option shall vest over a 4-year period from the Date of Grant, with one quarter of such Option becoming vested on the first anniversary of such date, and the remaining portion in equal parts every quarter from the first anniversary and until the fourth anniversary of such date or as otherwise indicated in the Optionee’s Option Agreement (“Vesting Period”).

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(b)	An Option may be subject to such other terms and conditions on the time or times when it may be exercised (including by way of performance conditions), as the Board or the Committee may deem appropriate. The vesting provisions of individual Options may vary.

9.	Exercise of Option; Right as a Shareholder

(a)	Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Board or the Committee and when applicable, by the Trustee in accordance with the requirements of Section 102 of the Tax Ordinance (the “Exercise Notice”), which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the full payment of the Exercise Price at the Company’s principal office. The Exercise Notice shall specify the number of Shares with respect to which the Option is being exercised. The Exercise Notice is irrevocable and may not be rescinded or revised once it has been delivered to the Company or to the Representative.

(b)	The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of section 10 below, the Optionee is employed by or providing services to the Company at all times during the period beginning with the Date of Grant and ending upon the date of exercise.

(c)	Shares issued upon exercise of an Option shall be issued in the name of the Optionee, except for shares issued following the exercise of Approved 102 Options, which shall be issued to the Trustee for the benefit of the Optionee and held by the Trustee at least during the restricted period specified in Section 102 of the Tax Ordinance until sold by the Optionee or otherwise instructed by the Optionee. Prior to exercise and until the registration of the Optionee as holder of such Shares in the Company’s register of shareholders, an Optionee, as such, shall have no right to vote or receive dividends or any other rights of or as a shareholder.

(d)	An Option may not be exercised unless, at the time the Optionee gives the Exercise Notice, the Optionee includes with such notice payment in cash or by bank check of all withholding taxes due, if any, on account of its acquired Shares under the Option or gives other assurance satisfactory to the Board or the Committee and the Trustee of the payment of those withholding taxes.

(e)	Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares shall comply with Applicable Laws.

(f)	Until the consummation of an IPO, unless the Company determines otherwise, the Shares to be issued pursuant to an Option or any other Securities, shall, unless otherwise determined by the Committee, be subject to an irrevocable proxy and power of attorney, coupled with an interest, by the Optionee or the Trustee (if so requested from the Trustee), as the case may be, to the Company, which shall designate such person or persons (with a right of substitution) from time to time as determined by the Committee (and in the absence of such determination, the Chief Executive Officer of the Company or the Chairman of the Board, ex officio), which shall not be revocable by the Optionee in any manner or for any reason. The Trustee is deemed to be instructed by the Optionee to sign such proxy, as requested by the Company. The proxy shall entitle the holder thereof to receive notices, vote and take such other actions in respect of the Shares or other Securities. Any person holding or exercising such voting proxies shall do so solely in his capacity as the proxy holder and not individually. All Options granted hereunder shall be conditioned upon the execution of such irrevocable proxy in substantially the form prescribed by the Committee from time to time. So long as any such Shares are subject to such irrevocable proxy and power of attorney or held by a Trustee (and unless a proxy was given by the Trustee as aforesaid), (i) in any shareholders meeting or written consent in lieu thereof, such Shares shall be voted by the proxy holder (or the Trustee, as applicable), unless directed otherwise by the Board, in the same proportion as the result of the vote at the shareholders’ meeting (or written consent in lieu thereof) in respect of which the Shares are being voted (whether an extraordinary or annual meeting, and whether of the share capital as one class or of any class thereof), and (ii) or in any act or consent of shareholders under the Company’s Articles of Association or otherwise, such Shares shall be cast by the proxy holder (or the Trustee, as applicable), unless directed otherwise by the Board, in the same proportion as the result of the shareholders’ act or consent.

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(g)	Optionee shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Options, until the Optionee shall have exercised the Option, paid the Exercise Price and applicable tax thereof and been registered as holder of such Shares in the Company’s register of shareholders upon exercise of the Options in accordance with the provisions of the Plan, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 13 below.

(h)	If any law or regulation requires the Company to take any action with respect to the Shares specified in the Exercise Notice before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

(i)	Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for exercise under the Option, by the number of Shares as to which the Option is exercised.

(j)	The Optionee shall have the right to elect to receive, without the payment by the Optionee of the Exercise Price, Shares of the Company equal to the value of the Options or any portion thereof by the surrender of the Options or such portion to the Company, with the Exercise Notice annexed thereto, at the office of the Company. Thereupon, the number of fully paid Shares that shall be issued to the Optionee shall be computed using the following formula:

X =	Y(A-B)
A

where	X =	the number of Shares to be issued to the Optionee pursuant to this Section 9(j);
	Y =	the number of Shares covered by this Option in respect of which the Exercise Notice is made pursuant to this Section 9(j);
	A =	the Fair Market Value of one Share;
	B =	the per share exercise price in effect at the time the Exercise Notice is made pursuant to this Section 9(j);

For the avoidance of doubt, if it is forbidden pursuant to chapter 2 to Section 7 to the Companies Law to issue Company’ Shares in consideration which is lower than the nominal value of the Shares, then the Optionee shall have the right to elect to receive, in consideration for the nominal value of the Shares (but without the payment by the Optionee of the Exercise Price), Shares of the Company equal to the value of the Options or any portion thereof by the surrender of the Options or such portion to the Company, with the Exercise Notice annexed thereto, at the office of the Company. Thereupon, the number of fully paid Shares that shall be issued to the Optionee shall be computed using the formula set forth above, provided that the “B” definition shall be adjusted to read as follows: “B = the per share exercise price in effect at the time the Exercise Notice is made pursuant to this Section 9(j) minus the outcome of multiplying X by the nominal value of each Share”.

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(k)	Market Stand-Off.

i.	In connection with any underwritten public offering of equity securities of the Company pursuant to an effective registration statement filed under the Securities Act or equivalent law in another jurisdiction, the Optionee shall not directly or indirectly, without the prior written consent of the Company or its underwriters, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or Options, any securities of the Company (whether or not such Shares were acquired under this Plan), or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Shares or securities of the Company and any other shares or securities issued or distributed in respect thereto or in substitution thereof (collectively, “Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in the foregoing clauses (i) or (ii) is to be settled by delivery of Securities, in cash or otherwise. The foregoing provisions of this Section 9(k) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. Such restrictions (the “Market Stand-Off”) shall be in effect for such period of time (the “Market Stand-Off Period”): (A) following the first public filing of the registration statement relating to the underwritten public offering until the expiration of 180 days following the effective date of such registration statement relating to the Company’s initial public offering or 90 days following the effective date of such registration statement relating to any other public offering, in each case, provided, however, that if (1) during the last 17 days of the initial Market Stand-Off Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Market Stand-Off Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Market Stand-Off Period, then in each case the Market Stand-Off Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event; or (B) such other period as shall be requested by the Company or the underwriters. Notwithstanding anything herein to the contrary, if the underwriter(s) and the Company agree on a termination date of the Market Stand-Off Period in the event of failure to consummate a certain public offering, then such termination shall apply also to the Market Stand-Off Period hereunder with respect to that particular public offering.

ii.	In the event of a subdivision of the outstanding share capital of the Company, the distribution of any securities (whether or not of the Company), whether as bonus shares or otherwise, and whether as dividend or otherwise, a recapitalization, a reorganization (which may include a combination or exchange of shares or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.

iii.	In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable Market Stand-Off period.

iv.	The underwriters in connection with a registration statement so filed are intended third party beneficiaries of this Section 9(k) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Optionee shall execute such separate agreement(s) as may be requested by the Company or the underwriters in connection with such registration statement and in the form required by them, relating to Market Stand-Off (which need not be identical to the provisions of this Section 9(k), and may include such additional provisions and restrictions as the underwriters deem advisable) or that are necessary to give further effect thereto. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Option.

v.	Without derogating from the above provisions of this Section 9(k) or elsewhere in this Plan, the provisions of this Section 9(k) shall apply to the Optionee and the Optionee’s heirs, legal representatives, successors, assigns, and to any purchaser, assignee or transferee of any Options or Shares.

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(l)	Data Privacy; Data Transfer. Information related to Optionees and Options hereunder, as shall be received from an Optionee or others, and/or held by, the Company or its Affiliates from time to time, and which information may include sensitive and personal information related to Optionees (“Information”), will be used by the Company or its Affiliates (or third parties appointed by any of them, including the Trustee) to comply with any applicable legal requirement, or for administration of the Plan as they deem necessary or advisable, or for the respective business purposes of the Company or its Affiliates (including in connection with transactions related to any of them). The Company and its Affiliates shall be entitled to transfer the Information among the Company or its Affiliates, and to third parties for the purposes set forth above, which may include persons located abroad (including, any person administering the Plan or providing services in respect of the Plan or in order to comply with legal requirements, or the Trustee, their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing), and any person so receiving Information shall be entitled to transfer it for the purposes set forth above. The Company shall use commercially reasonable efforts to ensure that the transfer of such Information shall be limited to the reasonable and necessary scope. By receiving an Option hereunder, each Optionee acknowledges and agrees that the Information is provided at such Optionee’s free will and such Optionee consents to the storage and transfer of the Information as set forth above.

10.	Termination of Employment

(a)	In the event that the employment or service of an Optionee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Optionee that are unvested at the time of such termination shall terminate on the date of such termination, and all Options of such Optionee that are vested and exercisable at the time of such termination may be exercised within up to three (3) months after the date of such termination (or such different period as the Committee shall prescribe), but in any event no later than the date of expiration of the Options’ term as set forth in the Option Agreement or pursuant to this Plan; provided, however, that if the Company (or the Subsidiary or Affiliate, when applicable) shall terminate the Optionee’s employment or service for Cause (whether occurring prior to or after termination of employment or service), all Options theretofore granted to such Optionee (whether vested or not) shall terminate, unless otherwise determined by the Committee, and any Shares issued upon exercise or (if applicable) vesting of Options (including other Shares or securities issued or distributed with respect thereto), whether held by the Optionee or by the Trustee for the Optionee’s benefit, shall be deemed to be irrevocably offered for sale to the Company, any of its Affiliates or any person designated by the Company to purchase, at the Company’s election and subject to Applicable Law, either for no consideration, for the par value of such Shares (if shares bear a par value) or against payment of the Exercise Price previously received by the Company for such Shares upon their issuance, as the Committee deems fit, upon written notice to the Optionee at any time prior to, at or after the Optionee’s termination of employment or service. Such Shares or other securities shall be sold and transferred within 30 days from the date of the Company’s notice of its election to exercise its right. If the Optionee fails to transfer such Shares or other securities to the Company, the Company, at the decision of the Committee, shall be entitled to forfeit or repurchase such Shares and to authorize any person to execute on behalf of the Optionee any document necessary to effect such transfer, whether or not the share certificates are surrendered. The Company shall have the right and authority to affect the above either by: (i) repurchasing all of such Shares or other securities held by the Optionee or by the Trustee for the benefit of the Grantee, or designate the purchaser of all or any part of such Shares or other securities, for the Exercise Price paid for such Shares, the par value of such Shares (if shares bear a par value) or for no payment or consideration whatsoever, as the Committee deems fit; (ii) forfeiting all or any party of such Shares or other securities; (iii) redeeming all or any party of such Shares or other securities, for the Exercise Price paid for such Shares, the par value of such Shares (if shares bear a par value) or for no payment or consideration whatsoever, as the Committee deems fit; (iv) taking action in order to have all or any part of such Shares or other securities converted into deferred shares entitling their holder only to their par value (if shares bear a par value) upon liquidation of the Company; or (v) taking any other action which may be required in order to achieve similar results; all as shall be determined by the Committee, at its sole and absolute discretion, and the Optionee is deemed to irrevocably empower the Company or any person which may be designated by it to take any action by, in the name of or on behalf of the Optionee to comply with and give effect to such actions (including, voting such shares, filling in, signing and delivering share transfer deeds, etc.).

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(b)	If the Optionee’s employment with the Company, or if applicable, the rendering of services by the Optionee to the Company is terminated because of Optionee’s death, retirement or Disability, then Optionee’s Options may be exercised, only to the extent that such Options are vested and exercisable by Optionee on the termination date or as otherwise determined by the Board or the Committee. Such Options must be exercised by Optionee (or Optionee’s legal representative or authorized assignee), if at all, as to all or some of the then vested option calculated as of the termination date or such other date determined by the Board or the Committee, within twelve (12) months after the termination date. If, on the date of termination, there are Options, which have not vested, the Shares covered by the unvested portion of the Options shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. For the avoidance of doubt - in the event that in connection therewith any Approved 102 Options are still held by the Trustee, the trust with respect thereto shall ipso facto expire and all of the Shares covered by the vested and unvested portion of such unexercised Approved 102 Options shall revert to the Plan and be subject to issuance.

(c)	Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionee and the Company, if the exercise of an Option following the termination of the Optionee’s employment or service (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or equivalent requirements under equivalent laws of other applicable jurisdictions, then the Options shall remain exercisable and terminate on the earlier of (i) the expiration of a period of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the termination of the Optionee’s employment or service during which the exercise of the Options would not be in such violation, or (ii) the expiration of the term of the Options as set forth in the Option Agreement or pursuant to this Plan. In addition, unless otherwise provided in a Optionee’s Option Agreement, if the sale of any Shares received upon exercise or (if applicable) vesting of an Option following the termination of the Optionee’s employment or service (other than for Cause) would violate the Company’s insider trading policy, then the Options shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Optionee’s employment or service during which the exercise of the Options would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Options as set forth in the applicable Option Agreement or pursuant to this Plan.

(d)	A termination of employment or service of a of Optionee shall not be deemed to occur in case of (i) a transition or transfer of an Optionee among the Company and its Affiliates, (ii) a change in the capacity in which the of Optionee is employed or renders service to the Company or any of its Affiliates or a change in the identity of the employing or engagement entity among the Company and its Affiliates, provided, in case of (i) and (ii) above, that the of Optionee has remained continuously employed by and/or in the service of the Company and its Affiliates since the date of grant of the grant and throughout the vesting period; or (iii) if the Optionee takes any unpaid leave.

(e)	With respect to Unapproved 102 Option, if the Optinee ceases to be employed by the Company, the Optionee shall extend to the Company a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulations or orders promulgated thereunder as now in effect or as hereafter amended.

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11.	Adjustments

(a)	Changes in Capitalization. Subject to any required action by the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been reserved for issuance under the Plan but as to which no Options have yet been issued or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the Exercise Price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, bonus shares (stock dividend), combination or reclassification of the Shares, all only if such triggering event generally applies to all Shares; provided, however that fractions of a Share will not be issued but will be rounded down to the nearest whole Share; and provided, further, that the Exercise Price of any Option may not be decreased to below the nominal value of the Shares. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the number or the Exercise Price per Share subject to an Option. If the Options or the Shares issued upon the exercise of such Options will be deposited with a Trustee, as determined by the Board or the Committee, all of the Shares formed by these adjustments also will be deposited with the Trustee in the same terms and conditions as the original Options or Shares(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company (whether voluntary or involuntary) (the “Event”), the Board or the Committee shall notify each Optionee who holds unexercised Options as soon as practicable prior to the effective date of such Event. The Board or the Committee in its sole discretion may allow the exercise of any or all outstanding Options, whether or not vested, within a reasonable period of time prior to the Event and subject to the provisions of the Applicable Laws. To the extent it has not been previously exercised, an Option will terminate immediately prior to the Event.

(c)	Merger, Acquisition, Shares sale, Assets Sale. In the event of a Transaction, then, without derogating from the general authority and power of the Board or the Committee under this Plan, without the Optinee’s consent and action and without any prior notice requirement:

(i)	Unless otherwise determined by the Committee in its sole and absolute discretion, any Option then outstanding shall be assumed or be substituted by the Company, or by the successor corporation in such Transaction or by any parent or Affiliate thereof, as determined by the Committee in its discretion (the “Successor Corporation”), under terms as determined by the Committee or the terms of this Plan applied by the Successor Corporation to such assumed or substituted Options.

(ii)	For the purposes of this Section 11(c), the Option shall be considered assumed or substituted if, following a Transaction, the Option confers on the holder thereof the right to purchase or receive, for each Share underlying an option immediately prior to the Transaction, either (A) the consideration (whether stock, cash, or other securities or property, or any combination thereof) distributed to or received by holders of Shares in the Transaction for each Share held on the effective date of the Transaction (and if holders were offered a choice or several types of consideration, the type of consideration as determined by the Committee), or (B) regardless of the consideration received by the holders of Shares in the Transaction, solely shares or any type of Options (or their equivalent) of the Successor Corporation at a value to be determined by the Committee in its discretion, or a certain type of consideration (whether stock, cash, or other securities or property or rights, or any combination thereof) as determined by the Committee. Any of the above consideration referred to in clauses (A) and (B) shall be subject to the same vesting and expiration terms of the Options applying immediately prior to the Transaction, unless determined by the Committee in its discretion that the consideration shall be subject to different vesting and expiration terms, or other terms, and the Committee may determine that it be subject to other or additional terms. The foregoing shall not limit the Committee’s authority to determine, in its sole discretion, that in lieu of such assumption or substitution of Options of the Successor Corporation, such Option will be substituted for any other type of asset or property, including as set forth in Section 11(c)(iii) hereunder.

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(iii)	Regardless of whether or not Options are assumed or substituted, the Committee may (but shall not be obligated to), in its sole discretion:

A.	provide for the Optionee to have the right to exercise the Options in respect of Shares covered by the Options which would otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine, and the cancellation of all unexercised Options (whether vested or unvested) upon or immediately prior to the closing of the Transaction, unless the Committee provides for the Optionee to have the right to exercise the Option, or otherwise for the acceleration of vesting of such Option, as to all or part of the Shares covered by the Option which would not otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine; and/or

B.	provide for the cancellation of each outstanding Option at or immediately prior to the closing of such Transaction, and payment to the Optionee of an amount in cash, shares or other securities of the Company, the acquiror or of a corporation or other business entity which is a party to the Transaction cash or other property or rights, or any combination thereof, as determined by the Committee to be fair in the circumstances, and subject to such terms and conditions as determined by the Committee. The Committee shall have full authority to select the method for determining the payment (being the intrinsic (“spread”) value of the option, Black-Scholes model or any other method). Inter alia, and without limitation of the following determination being made in other circumstances, the Committee’s determination may further provide that payment shall be set to zero if the value of the Shares is determined to be less than the Exercise Price or in respect of Shares covered by the Options which would not otherwise be exercisable or vested, or that payment may be made only in excess of the Exercise Price.

C.	provide that the terms of any Option shall be otherwise amended, modified or terminated, as determined by the Committee to be fair in the circumstances and without any liability to the Company or its Affiliates and to their respective officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing in connection with the method of treatment or chosen course of action permitted hereunder.

(iv)	The Committee may, in its sole discretion, determine: (i) that any payments made in respect of an Option shall be made or delayed to the same extent that payment of consideration to the holders of the Shares in connection with the Transaction is made or delayed as a result of escrows, indemnification, earn outs, holdbacks or any other contingencies or conditions; (ii) the terms and conditions applying to the payment made or payable to the Optionees, including participation in escrow, indemnification, releases, earn-outs, holdbacks or any other contingencies; and (iii) that any terms and conditions applying under the applicable definitive transaction agreements shall apply to the Grantees (including, appointment and engagement of a shareholders or sellers representative, payment of fees or other costs and expenses associated with such services, indemnifying such representative, and authorization to such representative within the scope of such representative’s authority in the applicable definitive transaction agreements).

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(v)	The Committee may, in its sole discretion, determine to suspend the Optionee’s rights to exercise any vested portion of an Option for a period of time prior to the completion of a Transaction.

(vi)	Without limiting the generality of this Section 11(c), if the consideration in exchange for Options in a Transaction includes any securities and due receipt thereof by any Optionee (or by the Trustee for the benefit of such Optionee) may require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (ii) the provision to any Optionee of any information under the Securities Act or any other securities laws, then the Committee may determine that the Optionee shall be paid in lieu thereof, against surrender of the Shares or cancellation of any other Options, an amount in cash or other property, or rights, or any combination thereof, as determined by the Committee to be fair in the circumstances, and subject to such terms and conditions as determined by the Committee. Nothing herein shall entitle any Optionee to receive any form of consideration that such Optionee would be ineligible to receive as a result of such Optionee’s failure to satisfy (in the Committee’s sole determination) any condition, requirement or limitation that is generally applicable to the Company’s shareholders, or that is otherwise applicable under the terms of the Transaction, and in such case, the Committee shall determine the type of consideration and the terms applying to such Optionees.

(vii)	Neither the authorities and powers of the Committee under this Section 11(c), nor the exercise or implementation thereof, shall (A) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Option, and (B) as, inter alia, being a feature of the Option upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan, and may be effected without consent of any Optionee and without any liability to the Company or its Affiliates and to their respective its officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing. The Committee need not take the same action with respect to all Options or with respect to all Service Providers. The Committee may take different actions with respect to the vested and unvested portions of an Option. The Committee may determine an amount or type of consideration to be received or distributed in a Transaction which may differ as among the Optionees, and as between the Optionees and any other holders of shares of the Company.

(viii)	The Committee may determine that upon a Transaction any Shares held by Optionees (or for Optionees’ benefit) are sold in accordance with instructions issued by the Committee in connection with such Transaction, which shall be final, conclusive and binding on all Optionees.

(ix)	The Committee’s determinations pursuant to this Section 11(c) shall be at its sole and absolute discretion, and shall be final, conclusive and binding on all Optionees (including, for clarity, as it relates to Shares issued upon exercise or vesting of any Options, unless otherwise determined by the Committee) and without any liability to the Company or its Affiliates, or to their respective officers, directors, employees, shareholders and representatives, and the respective successors and assigns of any of the foregoing, in connection with the method of treatment, chosen course of action or determinations made hereunder.

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(x)	If determined by the Committee, the Optionees shall be subject to the definitive agreement(s) in connection with the Transaction as applying to holders of Shares including, such terms, conditions, representations, undertakings, liabilities, limitations, releases, indemnities, appointing and indemnifying shareholders/sellers representative, participating in transaction expenses, shareholders/sellers representative expense fund and escrow arrangement, in each case as determined by the Committee. Each Optionee shall execute such separate agreement(s) or instruments as may be requested by the Company, the Successor Corporation or the acquiror in connection with such in such Transaction and in the form required by them. The execution of such separate agreement(s) may be a condition to the receipt of assumed or substituted Options, payment in lieu of the Option or the exercise of any Option or otherwise to be entitled to benefit from shares or other securities, cash or other property, or rights, or any combination thereof, pursuant to this Section 11(c) (and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements). Without limitation of the foregoing, the proxy pursuant to Section 9(f) includes an authorization of the holder of such proxy to sign, by and on behalf of any Grantee, such documents and agreements required to be signed under this Section 11(c).

(d)	Dividend Distributions

The Exercise Price shall be adjusted for any dividend distributions between the Grant Date and the relevant date of exercise, such that the Exercise Price shall be reduced by an amount equal to dividend amount per share that would have been distributed to the Optionee if the Options were exercised prior to the dividend distribution date.

(e)	Reservation of Rights. Except as expressly provided in this Section 11 (if any), the Optionee of an Option hereunder shall have no rights by reason of any recapitalization of shares of any class, any increase or decrease in the number of shares of any class, or any dissolution, liquidation, reorganization (which may include a combination or exchange of shares, spin-off or other corporate divestiture or division, or other similar occurrences), or Transaction. Any issue by the Company of shares of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of shares subject to an Option. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

12.	Designation of Options Pursuant to Section 102

(a)	The Board or the Committee may designate Options issued to Employees pursuant to Section 102 of the Tax Ordinance as either CGO or OIO.

(b)	The Company’s Election (as defined in Section 2(cc) above) of the type of Approved 102 Options to be issued to Employees, shall become effective beginning the first Date of Grant of an Approved 102 Option under the Plan and shall remain in effect until at least the end of the year following the year during which the Company first issued Approved 102 Options. The Election shall obligate the Company to issue only the type of Approved 102 Option it has elected, and shall apply to all Approved 102 Options issued during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from issuing Unapproved 102 Options or 3(i) Options, simultaneously.

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(c)	No Approved 102 Options may be issued under this Plan to any person, unless and until, the Plan and the Company’s Election shall be appropriately filed with the Israeli Tax Authorities at least thirty (30) days before the first Date of Grant of an Approved 102 Option under this Plan.

(d)	Each Option Agreement shall state, inter alia, the type of Option issued thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the vesting provisions and the Exercise Price.

(e)	All Approved 102 Options must be held in trust by a Trustee, as described in Section 13 below.

(f)	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Tax Ordinance.

(g)	With regard to Approved 102 Options, the provisions of the Plan and the Option Agreement shall be subject to the provisions of Section 102 of the Tax Ordinance and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Agreements. Any provision of Section 102 of the Tax Ordinance and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102 of the Tax Ordinance, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Optionees.

13.	Trustee

(a)	The Board or the Committee may choose to deposit any or all Options issued pursuant to the Plan with a Trustee. In such event, the Trustee shall hold such Options, and any Shares issued upon the exercise of any of such Options, in trust pursuant to the Company’s instructions from time to time. The Trustee shall be entitled to make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to the exercise of the Options or their sale to a third party. The Company shall deliver the Trustee all the necessary information required by it/him.

(b)	Anything herein to the contrary notwithstanding, Approved 102 Options issued under the Plan and/or all Shares allocated or issued upon exercise of such Approved 102 Options and/or all other shares received subsequently following any realization of rights in connection with such Approved 102 Options or Shares and all rights attached to shares described above or Approved 102 Options, shall be allocated or issued to the Trustee and held for the benefit of the Optionee for such period of time as required by Section 102 of the Tax Ordinance or any Rules promulgated thereunder as now in effect or as hereafter amended (the “Restricted Period Per Section 102”). All of the rights attached to Shares issued upon exercise of Approved 102 Options, including without limitation dividend in shares, shall be subject to the same tax treatment as the treatment to which such Options are subject to.

(c)	Notwithstanding anything to the contrary, the Trustee shall not make any transaction or take any action with respect to Approved 102 Options or Shares issued upon exercise thereof, will not transfer, assign, release, pledge, mortgage voluntarily, or grant in connection therewith any proxy or assignment deed, whether immediately effective or effective at a future date, other than by will or by operation of law, until after the full payment of the Optionee’s tax liabilities arising from the issuance of such Options or their exercise or release or transfer by the Trustee or after guarantying the payment of said taxes. If such Options or Shares have been transferred by will or by operation of law, the provisions of Section 102 of the Tax Ordinance will apply with respect to the heirs or the transferees of the Optionee or shareholder, as the case may be.

(d)	Subject to the provisions of Section 102 of the Tax Ordinance during the Restricted Period per Section 102 an Optionee may not release the Approved 102 Options or Shares issued upon exercise thereof from trust or sell such Options or Shares while they are held by the Trustee. At any time thereafter each Optionee may require (but shall not be obligated to require) the Trustee to sell upon Optionee’s direction, or transfer to the Optionee, any Approved 102 Options or Shares issued pursuant to the exercise of such Approved 102 Options, provided that (1) such transfer is in compliance with all Applicable Laws, and (2) all applicable tax due pursuant to such a sale or transfer has been paid in accordance with Section 102 of the Tax Ordinance and the Trustee has received an acknowledgment from the Israeli Tax Authorities that the Optionee has paid any applicable tax due pursuant to the Tax Ordinance. Notwithstanding the above, if any such sale or release occurs during the Restricted Period per Section 102, the sanctions under Section 102 of the Tax Ordinance shall apply to and shall be borne by such Optionee.

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14.	Purchase for Investment; Limitations Upon IPO; Representations

(a)	The Company’s obligation to issue or allocate Shares upon exercise of an Option issued under the Plan is expressly conditioned upon: (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof.

(b)	The Optionee acknowledges that in the event that the Company’s shares shall be registered for trading in any stock exchange or public market, Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

(c)	Upon the issuance of Options to an Optionee or the issuance of Shares upon the exercise thereof, the Company shall be entitled to obtain from such the representations and undertakings as follows, as well as such other representations and undertakings the Board or the Committee deems necessary:

(i)	That the Optionee is familiar with the Company, its activity and its financial and commercial forecast, and that the Optionee knows that there is no certainty that the exercise of the Options will be financially worthwhile. The Optionee hereby undertakes not to have any claim against the Company or any of its directors, Employees, shareholders or advisors if it emerges, at the time of exercising the Options, that the Optionee’s investment in the Company’s Shares was not worthwhile, for any reason whatsoever.

(ii)	That the Optionee knows that his rights regarding the Options and the Shares are subject for all intents and purposes to the instructions of the Company’s documents of incorporation and to the agreements of the shareholders in the Company.

(iii)	That the Optionee knows that in addition to the allocations set forth above, the Company has allocated and/or is entitled to allocate Options and Shares to other Employees and other people, and the Optionee shall have no claim regarding such allocations, their quantity, the relationship among them and between them and the other shareholders in the Company, exercising of the options or any matter related to or stemming from them.

(iv)	That the Optionee knows that neither the Plan nor the issuance of Option or Shares thereunder shall impose any obligation on the Company to continue the engagement of the Optionee, and nothing in the Plan, in his respective Option Agreement or in any Option or Shares issued pursuant thereto shall confer upon any Optionee any right to continue being engaged by the Company, or restrict the right of the Company to terminate such engagement at any time.

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15.	Dividends

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and, when applicable, subject to the provisions of Section 102 of the Tax Ordinance.

16.	Restrictions on Assignability and Sale of Options/Shares

(a)	All Options granted under this Plan by their terms shall not be transferable, other than by will or by the laws of descent and distribution, unless otherwise determined by the Committee or under this Plan, provided that with respect to Shares issued upon exercise, the restrictions on transfer shall be the restrictions referred to in Section 18 (Conditions upon Issuance of Shares) hereof. Subject to the above provisions, the terms of such Options, this Plan and any applicable Option Agreement shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Optionee. Options may be exercised or otherwise realized, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative, to the extent provided for herein. Any transfer of an Option not permitted hereunder (including transfers pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse) and any grant of any interest in any Option to, or creation in any way of any direct or indirect interest in any Option by, any party other than the Optionee shall be null and void and shall not confer upon any party or person, other than the Optionee, any rights. An Optionee may file with the Committee a written designation of a beneficiary, who shall be permitted to exercise such Optionee’s Options or to whom any benefit under this Plan is to be paid, in each case, in the event of the Optionee’s death before he or she fully exercises his or her Option or receives any or all of such benefit, on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Optionee, the executor or administrator of the Optionee’s estate shall be deemed to be the Optionee’s beneficiary. Notwithstanding the foregoing, upon the request of the Optionee and subject to Applicable Law, the Committee, at its sole discretion, may permit the Optionee to transfer the Option to a trust whose beneficiaries are the Optionee and/or the Optionee’s immediate family members (all or several of them).

(b)	So long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

(c)	No Optionee shall have a right of first refusal in relation with any sale of Shares in the Company.

(d)	The Shares issued to an Optionee pursuant to an Option exercise shall be subject to the right of first refusal of the other shareholders of the Company.

17.	Amendment and Termination of the Plan

(a)	The Board at any time and from time to time may suspend, terminate, modify or amend this Plan, whether retroactively or prospectively. Any amendment effected in accordance with this Section shall be binding upon all Optionees and all Options, whether granted prior to or after the date of such amendment, and without the need to obtain the consent of any Optionee. No termination or amendment of this Plan shall affect any then outstanding Options unless expressly provided by the Board. In no event may any action of the Company materially and adversely alter or impair the rights of any Optionee.

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(b)	Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date, which period may be extended from time to time by the Board. From and after such date (as extended), no grants of Options may be made.

(c)	Termination of the Plan shall not affect the Board’s or the Committee’s ability to exercise the powers granted to it hereunder with respect to Options issued under the Plan prior to the date of such termination.

18.	Conditions Upon Issuance of Shares; Governing Provisions.

(a)	Legal Compliance. The grant of Options and the issuance of Shares upon exercise or settlement of Options shall be subject to compliance with all Applicable Law as determined by the Company, including, applicable requirements of federal, state and foreign law with respect to such securities. The Company shall have no obligations to issue Shares pursuant to the exercise or settlement of an Option and Options may not be exercised or settled, if the issuance of Shares upon exercise or settlement would constitute a violation of any Applicable Law as determined by the Company, including, applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act or equivalent law in another jurisdiction shall at the time of exercise or settlement of the Option be in effect with respect to the shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act or equivalent law in another jurisdiction. The inability of the Company to obtain authority from any regulatory body having jurisdiction, if any, deemed by the Company to be necessary to the lawful issuance and sale of any Shares hereunder, and the inability to issue Shares hereunder due to non-compliance with any Company policies with respect to the sale of Shares, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority or compliance shall not have been obtained or achieved. As a condition to the exercise of an Option, the Company may require the person exercising such Option to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company, including to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, all in form and content specified by the Company.

(b)	Provisions Governing Shares. Shares issued pursuant to an Option shall be subject to this Plan (unless otherwise determined by the Committee), and shall be subject to the Articles of Association of the Company, any limitation, restriction or obligation included in any shareholders agreement applicable to all or substantially all of the holders of shares (regardless of whether or not the Optionee is a formal party to such shareholders agreement), any other governing documents of the Company, all policies, manuals and internal regulations adopted by the Company from time to time, in each case, as may be amended from time to time, including any provisions included therein concerning restrictions or limitations on disposition of Shares (such as, but not limited to, right of first refusal and lock up/market stand-off) or grant of any rights with respect thereto, forced sale and bring along/drag along provisions, any provisions concerning restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with Applicable Law. Each Optionee shall execute (and authorizes any person designated by the Company to so execute, as well as (if applicable) the Trustee holding any Shears for the Optionee’s behalf) such separate agreement(s) as may be requested by the Company relating to matters set forth in or otherwise for the purpose of implementing this Section 18(b). The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Option and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such agreement on behalf of the Optionee or subject the Optionee to the provisions of such agreements. Without limitation of the foregoing, the proxy pursuant to Section 9(f) includes an authorization of the holder of such proxy to sign, by and on behalf of any Optionee, such documents and agreements.

ESOP 2019

(c)	Share Purchase Transactions; Forced Sale. In the event that the Board approves a Transaction effected by way of a forced or compulsory sale (whether pursuant to the Company’s Articles of Association, pursuant to Section 341 of the Companies Law or any shareholders agreement or otherwise) or in the event of a transaction for the sale of all shares of the Company, then, without derogating from such provisions and in addition thereto, the Optionee shall be obligated, and shall be deemed to have agreed to the offer to effect the Transaction (and the Shares held by or for the benefit of the Optionee shall be included in the shares of the Company approving the terms of such Transaction for the purpose of satisfying the required majority), and shall sell all of the Shares held by or for the benefit of the Optionee on the terms and conditions applying to the holders of Shares, in accordance with the instructions then issued by the Board, whose determination shall be final. No Optionee shall contest, bring any claims or demands, or exercise any appraisal rights related to any of the foregoing. Each Optionee shall execute (and authorizes any person designated by the Company to so execute, as well as (if applicable) the Trustee holding any Shares for the Optionee’s behalf) such documents and agreements, as may be requested by the Company relating to matters set forth in or otherwise for the purpose of implementing this Section 18(c). The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Option and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements. Without limitation of the foregoing, the proxy pursuant to Section 9(f) includes an authorization of the holder of such proxy to sign, by and on behalf of any Grantee, such documents and agreements as are required to affect the sale of Shares and otherwise in connection with such Transaction and waivers of any contest, claims, demands or any appraisal rights.

19.	Integration of Section 102 And Tax Commissioner’s Permit

(a)	With regard to Approved 102 Options, the provisions of the Plan and/or the Option Agreement shall be subject to the provisions of Section 102 of the Tax Ordinance and the Income Tax Commissioner’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Agreement.

(b)	Any provision of Section 102 of the Tax Ordinance and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102 of the Tax Ordinance, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Optionees.

20.	General Provisions

(a)	Withholding. The Company shall have the right to deduct from all amounts payable to an Optionee in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Options under this Plan. In the case of any Option satisfied in the form of Shares, no shares shall be issued unless and until arrangements satisfactory shall have been made to satisfy any withholding tax obligations applicable with respect to such Option. Without limiting the generality of the foregoing and subject to such terms and conditions as the Board or the Committee may impose, the Company shall have the right to retain, or the Board or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Optionees to elect to tender, Shares (including Shares issuable in respect of an Option) to satisfy, in whole or in part, the amount required to be withheld.

(b)	Condition to Exercise. As a condition to the exercise of an Option, the Board or the Committee may require the person exercising such Option to represent and warrant at the time of such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. The Company may place a legend on each share certificate to the effect that such shares were acquired pursuant to an investment representation and are subject to limitations on offers, transfers and sales as the case may be.

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(c)	Compliance with Legal and Exchange Requirements. The Plan, the issuing and exercising of Options thereunder, and the other obligations of the Company under the Plan, shall be subject to all Applicable Laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. To the extent required in order to comply with Applicable Law, the Company, in its discretion, may postpone the issuing and exercising of Options, the issuance or delivery of Shares under any Option, or any other action permitted under the Plan. The Company may be permitted, with reasonable diligence, to complete such stock exchange, or similar listing, registration, qualification of such Shares or other required action under any Applicable Law, rules, or regulations. The Company may require any Optionee to make such representations and furnish such information, as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with Applicable Laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Option or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations.

Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any applicable laws or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

(d)	Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

(e)	Governing Law and Jurisdiction. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Israel, notwithstanding the conflicts of laws principles of any jurisdiction. The competent courts in Tel Aviv shall have sole and exclusive jurisdiction over any dispute with regard to any controversy or claim arising under, out of, or in connection with this Plan, its validity, its interpretation, its execution or any breach or claimed breach thereof.

21.	Date of Grant

Subject to Applicable Laws, the Date of Grant of an Option shall, for all purposes, and unless determined otherwise in the Optionee’s Option Agreement, be the date on which the Board or the Committee makes the determination issuing such Option or such other date as shall be determined by the Board or the Committee.

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22.	Tax Consequences

Any tax consequences and/or obligations regarding other compulsory payments arising from the issuance or exercise of any Option, from the payment for or from the disposition of Shares covered thereby or from any other event or act (whether of the Optionee, of the Company, of any Subsidiaries or of the Trustee) hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, such Optionee shall agree to indemnify the Company and/or the Trustee, and/or the Company’s shareholders and/or directors and/or office holders if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax (and compulsory payment, if any) from any payment made to the Optionee. Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Optionee until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

23.	Non-Exclusivity of the Plan

The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the issuing of Options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

24.	Inability to Obtain Authority

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

25.	Multiple Agreements

The terms of each Option may differ from other Options issued to each Optionee under the Plan at the same time or at any other time. The Board may also issue more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously issued to that Optionee.

Adopted by the Board on ______, 2019

Signed

Title

Cellebrite Mobile Synchronization Ltd.